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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 33-80417, 333-59441, 333-53753, 333-02979, and 333-39159 of Westinghouse Air
Brake Technologies Corporation on Forms S-8 of our reports dated February 11, 1999 (March 2, 1999 as to Note 18) on the consolidated financial statements of MotivePower Industries, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Westinghouse Air Brake Technologies Corporation for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

March 28, 2001





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